Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on the post-effective amendment No. 2 to Form S-1 (File No. 333-216816) of our report dated March 20, 2020 relating to the financial statements of United States Gasoline Fund, LP (the “Fund”) as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017, which appear in this Annual Report on Form 10-K of United States Gasoline Fund, LP for the year ended December 31, 2019.

/s/ Spicer Jeffries LLP

Denver, Colorado

March 20, 2020